SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 1, 2005

METRO ONE TELECOMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Oregon	0-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11220 Murray Scholls Place
Beaverton, Oregon 97007
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (503) 643-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

On June 1, 2005, Metro One Telecommunications, Inc. announced that it, for itself and its subsidiary Infone LLC (collectively, the “Company”), entered into a Product Enhancement and Promotional Agreement (the “Agreement”) with MBNA America Bank, N.A (“MBNA”).  Under the Agreement, the Company and MBNA will offer to MBNA credit cardholders the opportunity to activate the Company’s Infone® personal assistant and telephone services.  Such services will be marketed through various channels pursuant to an agreed upon marketing plan extending through 2007, with both the Company and MBNA undertaking certain obligations with respect to the promotion and marketing of Infone services.  The Company will share a portion of the call revenues generated from the MBNA creditcard holders, and MBNA will provide its cardholders with a rebate on their calls to Infone.  The term of the Agreement is for three years, although either party may terminate it upon thirty days written notice, with the right of MBNA to require that the services be continued for up to 180 days.  Reference is made to the press release filed as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits.

99.1         Press Release dated June 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2005	METRO ONE TELECOMMUNICATIONS, INC.

	By:	/s/ Duane C. Fromhart
Duane C. Fromhart
Chief Financial Officer